Exhibit 99.1

PRESS RELEASE

The Parent Company Reports Fourth Quarter Financial Results

Denver, CO, April 10, 2008 /PRNewswire- FirstCall/ — The Parent Company (NASDAQ: KIDS), a leading commerce, content and new media company for growing families, announced today its financial results for the fourth quarter ended February 2, 2008.

Net sales during the fourth quarter of fiscal 2007 totaled $76.0 million, compared to net sales of $85.6 million for the fourth quarter of fiscal 2006. Net income for the fourth quarter of fiscal 2007 was $0.3 million, or $0.01 per diluted share, compared to a net loss of $1.6 million, or $0.16 per diluted share, for the fourth quarter of fiscal 2006.

Net sales for the year ended February 2, 2008 totaled $106.5 million, compared to net sales of $116.5 million for the year ended February 3, 2007. Net loss for the year ended February 2, 2008 was $19.1 million, or $1.89 per diluted share, compared to a net loss of $20.8 million, or $5.05 per diluted share, for the year ended February 3, 2007.

Total debt at February 2, 2008 was $2.8 million compared to $53.0 million at February 3, 2007.

Commenting on the fourth quarter of 2007, President and CEO Michael J. Wagner said,

“Our eToys website posted a positive comparable increase during the fourth quarter when the toy industry as a whole was down 2% due primarily to negative press coverage regarding toy safety issues.”

“Our top line was greatly impacted by one strategic retail partner, whose catalog and online toy business we support. We experienced an $11 million decline with this partner, due to this partner’s systems challenges and a change in catalog marketing strategy. We’re working diligently with this partner to achieve sales levels we have seen in years past.”

“Our board of directors is very focused on creating price stability and better float within our stock. Along these lines, we are actively reviewing accretive merger transactions that will increase the share float while improving the company's bottom-line performance by leveraging existing infrastructure.”

“Our family of brands includes seven e-commerce sites and three content and new media sites. Our sites attracted 18 million visitors this quarter, the fourth quarter traffic reflects the momentum we feel. Already, we have launched a newly refreshed BabyUniverse site and created our first-ever BabyUniverse catalog, designed to appeal to today’s moms. We’re focused on growing our current content business and developing new content initiatives. Additionally, other major retailers are seeking strategic retail partnerships with us because of our toy industry knowledge and expertise. We’re upbeat and optimistic about our 2008 business plan.”

Chief Executive Officer, Mike Wagner and Chief Financial Officer, Barry Hollingsworth will further discuss the Company’s earnings on April 10th at 10 AM Eastern Time.

About The Parent Company

The Parent Company (formerly BabyUniverse, Inc.) is a leading commerce, content and new media company for growing families. The Parent Company provides comprehensive eCommerce and eContent resources to help families plan, play and grow. The company's toy business offers thousands of toys and children's products through its eToys.com web site, catalogs and strategic retail partnerships; and personalized dolls and accessories through its My Twinn.com brand. Through its baby business, the company is a leading online retailer of brand-name baby, toddler and maternity products sold through the BabyUniverse.com and DreamtimeBaby.com web sites. The company’s luxury brands, PoshTots.com and PoshLiving.com, reach the country's most affluent consumers with luxury baby apparel and furnishings. With its content sites, BabyTV.com, PoshCravings.com and ePregnancy.com, The Parent Company has established a recognized platform for the delivery of content and new media resources to a national audience of expectant parents. The Parent Company is a market-leading digital content and eCommerce company focused on parents.

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Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties relating to future events or our future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. You are advised to consult further disclosures we may make on related subjects in our future filings with the Securities and Exchange Commission.

In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

The Parent Company

Investor Relations:

Barry Hollingsworth, 303-226-6205

or

Media:

Sheliah Gilliland, 303-226-8685

The Parent Company and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Twelve Months Ended
	February 2, 2008	February 3, 2007	February 2, 2008	February 3, 2007
Net sales	$75,989,323	$85,648,407	$106,453,864	$116,543,241
Cost of sales	53,364,809	57,679,558	74,376,281	78,916,261

Gross profit	22,624,514	27,968,849	32,077,583	37,626,980
Operating expenses:
Fulfillment	5,960,500	7,025,887	12,839,125	12,305,121
Selling and marketing	11,515,635	11,854,315	17,369,135	18,375,046
General and administrative	4,613,820	4,297,107	13,411,592	12,358,312

Total operating expenses	22,089,955	23,177,309	43,619,852	43,038,479
Operating income (loss)	534,559	4,791,540	(11,542,269)	(5,411,499)
Other expense, net		(7,613)	(21,829)	(22,744)
Interest expense, net	(225,017)	(1,601,054)	(5,880,498)	(6,049,976)

Income (loss) from continuing operations before income taxes	309,542	3,182,873	(17,444,596)	(11,484,219)
Income tax benefit	—	—	—	—
Loss from discontinued operations,	—
net of tax		(4,797,163)	(1,646,652)	(9,360,323)

Net income (loss)	$309,542	$(1,614,290)	$(19,091,248)	$(20,844,542)
Net loss attributable to preferred shareholders	—	(235,036)	(641,593)	(849,522)

Net income (loss) attributable to common shareholders	$309,542	$(1,849,326)	$(19,732,841)	$(21,694,064)

Basic earnings per share
Income (loss) from continuing operations attributable to common shareholders	$0.01	$0.69	$(1.74)	$(2.87)
Discontinued operations	$—	$(1.12)	$(0.16)	$(2.18)

Net income (loss) attributable to common shareholders	$0.01	$(0.43)	$(1.89)	$(5.05)

Diluted earnings per share
Income (loss) from continuing operations attributable to common shareholders	$0.01	$0.32	$(1.74)	$(2.87)
Discontinued operations	$—	$(0.49)	$(0.16)	$(2.18)

Net income (loss) attributable to common shareholders	$0.01	$(0.16)	$(1.89)	$(5.05)

Shares used in computation of earnings per share
Basic	24,208,887	4,293,373	10,417,400	4,293,373
Diluted	24,415,952	9,796,050	10,417,400	4,293,373

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The Parent Company. and Subsidiaries

Consolidated Balance Sheets

	February 3, 2008	February 3, 2007
Assets
Cash and cash equivalents	$206,589	$1,773,836
Accounts receivable, net	2,162,992	1,611,055
Inventory, net	17,785,846	14,830,007
Prepaid expenses and other current assets	2,109,435	1,690,618
Assets related to discontinued operations	—	2,104,588

Total current assets	22,264,862	22,010,104
Fixed assets, net	4,979,361	3,874,502
Goodwill, intangibles and other	69,758,527	299,984

Total assets	$97,002,750	$26,184,590

Liabilities and Stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$15,334,449	$9,022,324
Accrued expenses and other current liabilities	2,164,844	1,861,696
Note payable-related party	—	53,000,000
Interest payable-related party	—	570,295
Note payable	2,845,253	—
Capital leases – current	341,465	504,272
Deferred rent	61,458	—
Deferred revenue	440,633	—
Liabilities associated with assets related to discontinued operations	—	152,181

Total current liabilities	21,188,102	65,110,769
Non-current liabilities:
Capital lease- long-term	—	341,465
Lease payable- long-term	14,959	—
Deferred rent	—	71,708

Total liabilities	21,203,061	65,523,942
Preferred stock, $.001 par value, 10,000,000 shares authorized, 0 and 11,596,381 shares issued and outstanding as of February 2, 2008 and February 3, 2007, respectively	—	5,798,190

Stockholders’ (deficit) equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 24,239,665 and 4,293,373 shares issued and outstanding as of February 2, 2008 and February 3, 2007, respectively	24,240	4,293
Additional paid-in capital	144,031,413	4,022,881
Accumulated deficit	(68,255,964)	(49,164,716)

Total stockholders’ (deficit) equity	75,799,689	(45,137,542)

Total liabilities and stockholders’ (deficit) equity	$97,002,750	$26,184,590

See accompanying notes to consolidated financial statements.

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